UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




 Date of Report (date of earliest event reported): November 18, 2004


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
              (State or other jurisdiction of incorporation)

    000-20175                                       01-0469607
   (Commission                                     (IRS Employer
   File Number)                                  Identification No.)


             1292 Hammond Street, Bangor, Maine           04401
        (Address of principal executive offices)       (Zip Code)

                             (207) 942-5273
                      Registrant's telephone number,
                         including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))



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Item 3.01 (b).  Notice of Delisting or Failure to Satisfy a Continued Listing
Rule or Standard; Transfer of Listing

(b) On November 22, 2004, Nyer Medical Group, Inc. (the "Company") notified The Nasdaq Stock Market, Inc. that the Company was not in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) due to the fact that (a) on November 18, 2004, the Company received notice that its audit committee consisted of two members, and (b) on November 19, 2004, the Company received notice that its audit committee consisted of one member, in each such instance due to the resignation of a director who was a member of the audit committee. The reason stated by each of the directors for his resignation was the amount of time required for performing the function of an independent director and audit committee member. The Company is actively seeking to restore its audit committee to the required three persons as soon as possible.





























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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


 Date: November 22, 2004           By: /s/ Karen L. Wright
                                           Karen L. Wright,
                                           President
































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